UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 8, 2013
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 5, 2012, Federated National Insurance Company (“Federated National”), a wholly owned subsidiary of Federated National Holding Company (the “Company”), and the Florida Office of Insurance Regulation (the “OIR”) entered into an amended consent order (the “Amended Order”), which modifies certain provisions of the existing consent order dated January 25, 2011 (the “Original Order”).  The Amended Order eliminates the monthly reporting requirements imposed by the Original Order and modifies the $500,000 per month limit on new homeowners’ policies in Miami-Dade, Broward and Palm Beach counties (the “Tri-County Area”).  Under the Amended Order, Federated National will be permitted to maintain homeowners’ policies in force in the Tri-County Area up to 35% of its total homeowners’ policies in force which is currently at 19.9%.  Notwithstanding the change to the Tri-County Area limit, the Company intends to continue its disciplined approach to underwriting its policies in the Tri-County Area.

The foregoing description of the Amended Order does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Order, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On February 4, 2013, Federated National Underwriters, Inc. ("Federated Underwriters"), a wholly owned subsidiary of Federated National Holding Company (the "Company"), entered into an Insurance Agency Master Agreement (the "Agreement") with Ivantage Select Agency, Inc. ("ISA"), an affiliate of Allstate Insurance Company ("Allstate").  Pursuant to the Agreement, Federated Underwriters is authorized to appoint Allstate agents to offer the Company's Homeowners and Commercial General Liability insurance products to consumers in Florida.  This Agreement is part of the Company's efforts to expand the distribution of its insurance products.  It is not possible to estimate at this time the number of policies that may be written as a result of this Agreement since ISA may represent other carriers or contract with other wholesale agencies, intermediaries or producers during the term of this Agreement

Item 9.01.	Financial Statements and Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

(d)	Exhibits.

10.1	Amended Consent Order dated February 5, 2013 between the Florida Office of Insurance Regulation and Federated National Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: February 8, 2013	By:	/s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)